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                                                                FMC Corporation
SIGNATURE                                                       Quarterly Report
                                                                on Form 10-Q for
                                                                June 30, 1998

Exhibit 15  Letter re: Unaudited Interim Financial Information
            --------------------------------------------------



FMC Corporation
Chicago, Illinois


Ladies and Gentlemen:

Re: Registration Statements No. 33-10661, No. 33-7749, No. 33-41745, No. 33-48984, No. 333-18383 and No. 333-24039 on Form S-8 and Registration
          Statement No. 33-62415, No. 33-45648 and No. 333-59543 on Form S-3.

With respect to the subject registration statements, we acknowledge our awareness of the incorporation by reference therein of our report dated July 15, 1998 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.


Very truly yours,



KPMG Peat Marwick LLP

Chicago, Illinois
August 12, 1998